Exhibit 4.16

委托投资款项划转及委托关系变更协议

Agreement for the Transfer of Entrusted Investment Funds and Change of Entrustment Relationship

甲方（原委托方）：山东祥丰重工有限公司（以下简称“甲方”）

Party A (Original Entrusting Party): Shandong Xiangfeng Heavy Industry Co., Ltd. (hereinafter referred to as "Party A")

乙方（原受托方/划款方）：济南朗驰重工有限公司（以下简称“乙方”）

Party B (Original Entrusted Party/Transferring Party): Jinan Langchi Heavy Industry Co., Ltd. (hereinafter referred to as "Party B")丙方（新受托方）：上海卓梵实业有限公司（以下简称“丙方”）

Party C (New Entrusted Party): Shanghai Zhuofan Industrial Co., Ltd. (hereinafter referred to as "Party C")

鉴于：

Whereas:

1. 甲方与中科宏远（北京）控股有限公司于2025年3月10日签订了《投资框架协议》，约定成立乙方公司作为投资平台，共同出资通过乙方进行专项投资，甲方委托乙方进行专项投资，根据协议约定的甲方投资金额为人民币239,979,300元（大写：贰亿叁仟玖佰玖拾柒万玖仟叁佰元整），原投资标的拟计划为联合创建徐州工厂项目，合作期限自2025年3月10日起至2025年12月31日止。原协议对双方的投资资金安排、合作方式、权利义务等事宜已作出明确约定。

1. Party A and Zhongke Hongyuan (Beijing) Holdings Co., Ltd. entered into the Investment Framework Agreement on March 10, 2025, agreeing to establish Party B as an investment platform, to jointly contribute capital through Party B for special-purpose investments. Party A entrusted Party B to conduct special-purpose investments. Pursuant to the agreement, Party A's investment amount was RMB 239,979,300 (in words: Two Hundred Thirty-Nine Million Nine Hundred Seventy-Nine Thousand Three Hundred Yuan Only). The original investment target was planned to be the joint establishment of a Xuzhou factory project, with a cooperation term from March 10, 2025, to December 31, 2025. The original agreement stipulated the parties' investment fund arrangements, cooperation methods, rights, obligations, and other matters.

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2. 乙方系为本次投资专门设立的平台公司，不具备独立投资决策与风险承担能力，原委托投资的实际权利义务归属于甲方。截至原协议约定的合作有效期届满，乙方未协助甲方完成原定投资标的收购，且乙方对甲方预付的投资金额人民币239,979,300元未有使用，亦未产生任何孳息。原《投资框架协议》关系合法有效且已到期终止。

2.Party B was established as a special-purpose platform for this investment and does not possess independent investment decision-making and risk-bearing capabilities. The actual rights and obligations of the original entrusted investment belonged to Party A. As of the expiration of the cooperation term stipulated in the original agreement, Party B failed to assist Party A in completing the acquisition of the original investment target. Furthermore, Party B did not utilize the prepaid investment amount of RMB 239,979,300 from Party A, nor did it generate any interest. The relationship under the original Investment Framework Agreement was legally valid and has expired.

3. 现原协议约定的委托期限已届满，经甲方、乙方、丙方三方友好协商，一致同意终止甲方与乙方之间的原委托关系，乙方将原委托投资款项全额划转至丙方指定账户，同时甲方委托丙方作为新的受托方，对该笔投资款项进行专业化投资管理，三方就前述事宜达成一致共识，特签订本协议，以资共同信守。

3. Now that the entrustment period stipulated in the original agreement has expired, through friendly consultation among Party A, Party B, and Party C, the parties agree to terminate the original entrustment relationship between Party A and Party B. Party B shall transfer the full amount of the original entrusted investment funds to the account designated by Party C. Concurrently, Party A entrusts Party C as the new entrusted party to professionally manage this investment fund. The three parties have reached a consensus on the foregoing matters and enter into this agreement to be jointly observed.

为明确各方权利义务，防范投资风险，依据《中华人民共和国民法典》《中华人民共和国证券法》《证券期货经营机构私募资产管理计划运作管理规定》等相关法律法规及监管要求，三方经平等自愿、协商一致，达成如下协议，供三方共同遵守执行。

To clarify the rights and obligations of each party and prevent investment risks, in accordance with the Civil Code of the People's Republic of China, the Securities Law of the People's Republic of China, the Administrative Regulations for the Operation and Management of Privately Offered Asset Management Plans by Securities and Futures Operating Institutions, and other relevant laws, regulations, and regulatory requirements, the three parties, through equal and voluntary negotiation, have reached the following agreement, which shall be jointly observed.

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第一条 原委托关系的终止与确认

Article 1: Termination and Confirmation of the Original Entrustment Relationship1.1 三方一致确认，甲方同中科宏远（北京）控股有限公司于2025年3月10日签订的《投资框架协议》已于2025年12月31日到期终止。甲方确认与中科宏远（北京）控股有限公司或其他任何方未签订展期协议，甲方与中科宏远（北京）控股有限公司就原《投资框架协议》无任何未了结权利义务、债权债务及纠纷。三方确认中科宏远（北京）控股有限公司不介入本协议。自本协议签署生效之日起，甲方与乙方在原协议项下的投资事宜相关的全部权利、义务及责任约定均告终止，乙方不再享有原协议约定的受托投资管理权限，亦不再承担原协议项下的任何义务（本协议另有约定的除外）。

1.1 The three parties jointly confirm that the Investment Framework Agreement signed between Party A and Zhongke Hongyuan (Beijing) Holdings Co., Ltd. on March 10, 2025, expired on December 31, 2025. Party A confirms that no extension agreement has been signed with Zhongke Hongyuan (Beijing) Holdings Co., Ltd. or any other party. Party A has no outstanding rights, obligations, claims, debts, or disputes with Zhongke Hongyuan (Beijing) Holdings Co., Ltd. concerning the original Investment Framework Agreement. The three parties confirm that Zhongke Hongyuan (Beijing) Holdings Co., Ltd. is not involved in this agreement. Effective from the date of signing this agreement, all rights, obligations, and responsibilities of Party A and Party B concerning the investment matters under the original agreement shall be terminated. Party B shall no longer enjoy the entrusted investment management authority stipulated in the original agreement, nor shall it bear any obligations under the original agreement (except as otherwise agreed herein).

1.2 三方确认，截至本协议签署之日，原协议项下的委托投资标的相关投资事项已终止，乙方未最终完成原投资标的收购。乙方将就原协议项下甲方投入的投资本金人民币239,979,300元（大写：贰亿叁仟玖佰玖拾柒万玖仟叁佰元整）全额划转至丙方指定账户，同时甲方委托丙方作为新的受托方，对该笔投资款项进行专业化投资管理。三方确认截至本协议签署日无任何未结清的债权债务、违约金、赔偿金、手续费等款项，亦无任何争议、纠纷或潜在纠纷（包括但不限于投资标的处置、收益分配、费用承担等相关事宜）, 原投资本金未有任何提取、使用、孳息等事宜。 乙方承诺资金未被挪用、查封、冻结、质押，不存在任何权利负担。

1.2 The three parties confirm that as of the date of signing this agreement, the investment matters related to the entrusted investment target under the original agreement have been terminated, and Party B did not ultimately complete the acquisition of the original investment target. Party B shall transfer the full amount of the principal investment contributed by Party A under the original agreement, amounting to RMB 239,979,300 (in words: Two Hundred Thirty-Nine Million Nine Hundred Seventy-Nine Thousand Three Hundred Yuan Only), to the account designated by Party C. Concurrently, Party A entrusts Party C as the new entrusted party to professionally manage this investment fund. The three parties confirm that as of the date of signing this agreement, there are no outstanding debts, claims, or liabilities, including but not limited to liquidated damages, compensation, handling fees, etc., nor are there any disputes, controversies, or potential disputes (including but not limited to matters related to the disposal of the investment target, distribution of proceeds, cost bearing, etc.). The original investment principal has not been withdrawn, utilized, or generated any interest. Party B warrants that the funds have not been misappropriated, seized, frozen, pledged, or encumbered by any rights.

1.3 自本协议生效之日起，甲方与乙方之间就原协议产生的一切权利义务关系终止，双方互不追究对方在原协议履行期间的任何违约责任（本协议另有约定或一方存在故意或重大过失导致对方损失的除外）。

1.3 Effective from the date of this agreement, all rights and obligations between Party A and Party B arising from the original agreement shall be terminated. The parties shall not pursue each other's liability for any breach of contract during the performance period of the original agreement (except as otherwise agreed herein or where a party's intentional act or gross negligence causes loss to the other party).

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第二条 投资款项的划转

Article 2: Transfer of Investment Funds

2.1 划转金额：乙方应于本协议生效后【10个工作日】内，将原委托投资款项全额、无条件划转至丙方指定的专用银行账户，划转金额为人民币239,979,300元（大写：贰亿叁仟玖佰玖拾柒万玖仟叁佰元整），该金额为原协议项下的全部投资本金，不包含原协议项下的投资收益（如有，收益另行结算）。

2.1 Transfer Amount: Party B shall, within 10 business days after this agreement becomes effective, transfer the full amount of the original entrusted investment funds unconditionally to the designated special bank account of Party C. The transfer amount is RMB 239,979,300 (in words: Two Hundred Thirty-Nine Million Nine Hundred Seventy-Nine Thousand Three Hundred Yuan Only). This amount represents the entire investment principal under the original agreement and does not include any investment income (if any, such income shall be settled separately).

2.2 丙方指定收款账户信息如下：

2.2 Party C's designated receiving account information is as follows:

开户名：上海卓梵实业有限公司

Account Name: Shanghai Zhuofan Industrial Co., Ltd.

开户行：【**】

Account Opening Bank: [**]

账 号：【**】

Account Number: [**]

2.3 责任免除：乙方将上述款项足额划转至丙方指定账户后，即视为乙方已完全履行本协议项下的款项划转义务，甲方、丙方不得就款项划转事宜再向乙方提出任何主张（乙方存在故意或重大过失导致款项划转错误、延误的除外），乙方对该笔款项后续的投资管理、收益分配、风险承担等事宜不再承担任何责任。

2.3 Release of Liability: Once Party B has transferred the full amount above to Party C's designated account, Party B shall be deemed to have fully performed its fund transfer obligations under this agreement. Party A and Party C shall not make any claims against Party B regarding the fund transfer (except where Party B's intentional act or gross negligence causes a transfer error or delay). Party B shall no longer bear any responsibility for the subsequent investment management, income distribution, risk bearing, or other matters related to the funds.

第三条 新的委托投资关系

Article 3: New Entrusted Investment Relationship

3.1 委托主体：甲方作为委托方，自愿将本协议第二条约定的划转款项委托给丙方（新受托方）进行投资管理；丙方自愿接受甲方的委托，按照本协议约定及甲方书面指示，审慎、勤勉地履行投资管理职责。

3.1 Entrustment Subject: Party A, as the entrusting party, voluntarily entrusts the transferred funds specified in Article 2 of this agreement to Party C (the new entrusted party) for investment management. Party C voluntarily accepts Party A's entrustment and shall perform its investment management duties prudently and diligently in accordance with this agreement and Party A's written instructions.

3.2 委托金额：本协议项下的委托投资金额为人民币239,979,300元（大写：贰亿叁仟玖佰玖拾柒万玖仟叁佰元整），该金额为丙方实际收到的乙方划转款项金额（若乙方划转金额存在差额，以实际到账金额为准，差额部分由乙方补足后，委托金额相应调整）。

3.2 Entrusted Amount: The entrusted investment amount under this agreement is RMB 239,979,300 (in words: Two Hundred Thirty-Nine Million Nine Hundred Seventy-Nine Thousand Three Hundred Yuan Only). This amount is the amount of funds actually received by Party C from Party B (if there is a discrepancy in the amount transferred by Party B, the actual amount received shall prevail, and any shortfall shall be made up by Party B, with the entrusted amount adjusted accordingly).

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3.3 委托期限：自2025年12月31日起至2026年12月31日止，共计12个月 。委托期限届满前30个工作日，甲方、丙方可协商委托期限续展事宜，若达成一致，应另行签订补充协议；若未达成续展协议，委托期限届满后，本协议项下的委托投资关系自动终止，丙方应按本协议约定办理资金清算及返还事宜。

3.3 Entrustment Term: From December 31, 2025, to December 31, 2026, totaling 12 months. Within thirty (30) business days prior to the expiry of the entrustment term, Party A and Party C may negotiate the extension of the term. If an agreement is reached, a supplementary agreement shall be executed. If no extension agreement is reached, the entrusted investment relationship under this agreement shall automatically terminate upon the expiry of the term, and Party C shall handle fund liquidation and return matters in accordance with this agreement.

3.4 投资管理：

3.4 Investment Management:

3.4.1 丙方应组建专门的投资管理团队，负责本协议项下委托资金的投资管理工作，团队成员应具备相应的投资管理资质和专业能力，严格遵循诚实信用、勤勉尽责、审慎管理的原则，为甲方争取合理的投资收益，防范投资风险。

3.4.1 Party C shall establish a dedicated investment management team responsible for the investment management of the entrusted funds under this agreement. Team members shall possess the necessary investment management qualifications and professional capabilities. Party C shall strictly adhere to the principles of good faith, diligence, due care, and prudent management, striving to achieve reasonable investment returns for Party A and mitigating investment risks.

3.4.2 对于拟投资的项目，丙方应进行充分的尽职调查，包括但不限于项目主体资质、财务状况、行业前景、风险因素等，形成尽职调查报告及项目评估报告，提交甲方审核，甲方应在收到报告后10个工作日内予以审核并出具书面确认意见，丙方应按照甲方确认的意见开展投资操作。

3.4.2 For proposed investment projects, Party C shall conduct thorough due diligence, including but not limited to, the qualifications of the project entity, financial status, industry prospects, risk factors, etc. Party C shall prepare a due diligence report and project evaluation report and submit them to Party A for review. Party A shall provide its review and issue a written confirmation within ten 10 business days of receiving the reports. Party C shall conduct investment operations in accordance with Party A's confirmed instructions.

3.5 收益与风险承担：

3.5 Income and Risk Bearing:

3.5.1 委托投资所产生的全部投资收益（包括但不限于利息、股息、红利、资本利得等），扣除相关费用（包括但不限于投资手续费、税费、丙方管理费等）后，全部归甲方所有；委托投资所产生的全部亏损（包括但不限于本金亏损、交易损失、相关费用等），全部由甲方承担。

3.5.1 All investment income generated from the entrusted investment (including but not limited to interest, dividends, bonuses, capital gains, etc.), after deducting relevant expenses (including but not limited to investment handling fees, taxes, Party C's management fees, etc.), shall belong entirely to Party A. All losses incurred from the entrusted investment (including but not limited to principal loss, transaction losses, related expenses, etc.) shall be borne entirely by Party A.

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3.5.2 具体的收益分配方式、结算周期、丙方管理费的收取标准及方式、税费承担等事宜，由甲丙双方另行签署《委托投资管理协议》 进行详细约定，《委托投资管理协议》作为本协议的补充协议，与本协议具有同等法律效力。

3.5.2 Specific matters such as the income distribution method, settlement cycle, fee collection standards and method for Party C's management fees, and tax liability shall be detailed in a separate Entrusted Investment Management Agreement to be signed by Party A and Party C. The Entrusted Investment Management Agreement shall serve as a supplementary agreement to this agreement and shall have the same legal effect as this agreement.

第四条 各方声明与保证

Article 4: Representations and Warranties

4.1 甲方声明与保证：

4.1 Representations and Warranties of Party A:

4.1.1 甲方系依法设立并有效存续的法人主体，具有完全民事权利能力和民事行为能力，有权签署并履行本协议项下的全部义务。

4.1.1 Party A is a legal entity duly established and validly existing under the laws of the People's Republic of China, possessing full civil capacity and civil rights to sign and perform all obligations under this agreement.

4.1.2 甲方委托丙方进行投资管理的行为，是其真实意思表示，不存在任何欺诈、胁迫、重大误解等情形，甲方已充分知晓并理解本协议项下的全部条款，尤其是投资风险条款。

4.1.2 Party A's entrustment of Party C for investment management is its true intent, without any fraud, duress, material misunderstanding, or similar circumstances. Party A fully acknowledges and understands all terms of this agreement, particularly the investment risk terms.

4.1.3 甲方对本协议项下的委托资金享有完整、无争议的所有权及处分权，该资金来源合法，不存在任何抵押、质押、冻结、查封等权利限制，亦不存在任何权属纠纷，不会因资金来源问题导致本协议无效或被撤销。

4.1.3 Party A has complete and undisputed ownership and disposal rights over the entrusted funds under this agreement. The source of these funds is legal, and they are not subject to any encumbrances such as mortgage, pledge, freeze, or seizure, nor are there any ownership disputes. The source of funds will not cause this agreement to be invalid or revoked.

4.1.4 甲方已充分认知投资的风险性，明确知晓委托投资可能面临本金亏损、收益不及预期等风险，自愿承担全部投资风险，不会就投资结果向丙方提出超出本协议约定的主张，亦不会因投资亏损要求丙方承担赔偿责任（本协议另有约定的除外）。

4.1.4 Party A fully understands the risks associated with investments, explicitly acknowledges that the entrusted investment may face risks such as principal loss and returns failing to meet expectations, and voluntarily assumes all investment risks. Party A shall not make claims against Party C beyond those stipulated in this agreement regarding investment results, nor shall it demand compensation from Party C for investment losses (except as otherwise agreed herein).

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4.1.5 甲方将按照本协议约定及《委托投资管理协议》的要求，及时配合丙方开展投资管理工作，提供必要的资料和支持，不得无故干涉丙方的正常投资操作（丙方违反本协议约定的除外）。

4.1.5 Party A shall cooperate with Party C in its investment management activities promptly as required by this agreement and the Entrusted Investment Management Agreement, providing necessary materials and support, and shall not unreasonably interfere with Party C's normal investment operations (except where Party C violates this agreement).

4.2 乙方声明与保证：

4.2 Representations and Warranties of Party B:

4.2.1 乙方系依法设立并有效存续的法人主体，具有完全民事权利能力和民事行为能力，有权签署并履行本协议项下的全部义务。

4.2.1 Party B is a legal entity duly established and validly existing under the laws of the People's Republic of China, possessing full civil capacity and civil rights to sign and perform all obligations under this agreement.

4.2.2 乙方有权处置原协议项下的委托投资款项，该款项权属清晰，不存在任何抵押、质押、冻结、查封等权利限制，亦不存在任何第三方主张权利的情形，乙方能够按照本协议约定按时足额将款项划转至丙方指定账户。

4.2.2 Party B has the right to dispose of the entrusted investment funds under the original agreement. These funds have clear title and are not subject to any encumbrances such as mortgage, pledge, freeze, or seizure, nor are there any third-party claims. Party B can transfer the full amount to Party C's designated account on time and in full in accordance with this agreement.

4.2.3 乙方已如实向甲方、丙方披露原协议的履行情况，包括但不限于投资款项使用情况、投资标的处置情况、收益核算情况等，不存在任何隐瞒、虚假陈述或遗漏。

4.2.3 Party B has fully disclosed the performance status of the original agreement to Party A and Party C, including but not limited to, the utilization of investment funds, disposal of the investment target, income calculation, etc. There is no concealment, misrepresentation, or omission.

4.2.4 乙方在原协议履行期间，不存在任何违约行为，亦未因自身过错导致甲方、丙方遭受损失；若存在未披露的违约行为或潜在纠纷，乙方应承担全部责任，赔偿因此给甲方、丙方造成的全部损失。

4.2.4 During the performance period of the original agreement, Party B did not commit any breach of contract, nor did it cause losses to Party A or Party C due to its own fault. If there are any undisclosed breaches or potential disputes, Party B shall bear full responsibility and compensate Party A and Party C for all resulting losses.

4.2.5 乙方完成款项划转义务后，不再参与本协议项下委托资金的任何投资管理活动，亦不再承担任何相关责任（本协议另有约定的除外）。

4.2.5 After fulfilling its fund transfer obligations, Party B shall no longer participate in any investment management activities related to the entrusted funds under this agreement, nor shall it bear any further related responsibilities (except as otherwise agreed herein).

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4.3 丙方声明与保证：

4.3 Representations and Warranties of Party C:

4.3.1 丙方系依法设立并有效存续的法人主体，具有合法的投资管理资质（提供相关资质证明文件作为本协议附件），有权从事委托投资管理业务，能够独立承担民事责任。

4.3.1 Party C is a legal entity duly established and validly existing under the laws of the People's Republic of China, possessing the legal qualifications for investment management (providing relevant qualification documents as an appendix to this agreement), and is authorized to engage in entrusted investment management business and independently bear civil liability.

4.3.2 丙方将严格按照本协议约定及甲方书面指示，审慎、勤勉地履行投资管理职责，建立健全风险控制体系，采取合理的风险控制措施，防范投资风险，维护甲方的合法权益。

4.3.2 Party C shall strictly perform its investment management duties prudently and diligently in accordance with this agreement and Party A's written instructions, establish a sound risk control system, adopt reasonable risk control measures to mitigate investment risks, and safeguard Party A's legitimate rights and interests.

4.3.3 丙方承诺，不挪用、侵占甲方的委托资金，不将委托资金用于本协议约定范围以外的用途，不进行违规投资操作，不从事内幕交易、操纵市场等违法行为。

4.3.3 Party C warrants that it will not misappropriate or encroach upon Party A's entrusted funds, will not use the entrusted funds for purposes beyond the scope agreed in this agreement, will not engage in irregular investment operations, and will not engage in insider trading, market manipulation, or other illegal activities.

4.3.4 丙方将及时向甲方披露委托资金的投资运作情况、收益及亏损情况等信息，接受甲方的查询和核查，不隐瞒、不谎报相关信息。

4.3.4 Party C shall timely disclose information regarding the investment operation status, income, losses, and other relevant information of the entrusted funds to Party A, accept Party A's inquiries and audits, and shall not conceal or misreport such information.

4.3.5 丙方的投资管理团队具备相应的专业资质和从业经验，能够胜任本协议项下的委托投资管理工作，丙方将对团队成员的行为进行严格管理，确保其依法合规履行职责。

4.3.5 Party C's investment management team possesses the necessary professional qualifications and industry experience to competently perform the entrusted investment management duties under this agreement. Party C shall strictly manage the conduct of its team members to ensure their lawful and compliant performance of duties.

4.3.6 丙方保证，其签署本协议不存在任何欺诈、胁迫、重大误解等情形，已充分知晓并理解本协议项下的全部条款，能够按照协议约定履行全部义务。

4.3.6 Party C warrants that its execution of this agreement is free from any fraud, duress, material misunderstanding, or similar circumstances, that it fully acknowledges and understands all terms of this agreement, and that it can perform all obligations in accordance with the agreement.

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第五条 违约责任

Article 5: Liability for Breach

5.1 乙方违约责任：

5.1 Liability for Breach by Party B:

5.1.1 若乙方未按本协议第二条约定的时间、金额将委托投资款项划转至丙方指定账户，每逾期一日，应按未划转金额的万分之五向甲方支付违约金，直至款项全部划转完毕之日止；逾期超过30个工作日的，甲方有权单方解除本协议，并要求乙方立即划转全部款项，同时乙方应赔偿甲方因此遭受的全部损失（包括但不限于资金占用费、律师费、诉讼费等）。

5.1.1 If Party B fails to transfer the entrusted investment funds to Party C's designated account in accordance with the timeframe and amount stipulated in Article 2 of this agreement, for each day of delay, Party B shall pay Party A liquidated damages equal to 0.05% of the outstanding transfer amount until the full amount is transferred. If the delay exceeds thirty 30 business days, Party A has the right to unilaterally terminate this agreement, demand that Party B immediately transfer the full amount, and Party B shall compensate Party A for all resulting losses (including but not limited to fund occupation costs, legal fees, litigation fees, etc.).

5.1.2 乙方违反本协议第四条4.2款的声明与保证，存在隐瞒、虚假陈述等情形，导致甲方、丙方遭受损失的，乙方应赔偿全部损失。

5.1.2 If Party B violates the representations and warranties in Article 4.2 of this agreement, such as concealment or misrepresentation, causing losses to Party A or Party C, Party B shall compensate for all such losses.

5.2 丙方违约责任：

5.2 Liability for Breach by Party C:

5.2.1 若丙方擅自超出本协议约定的投资范围进行投资，或违反投资限制条款，或进行违规投资操作，因此产生的一切损失由丙方承担，甲方有权单方解除本协议，并要求丙方返还全部委托资金及已产生的收益（如有）。

5.2.1 If Party C unilaterally makes investments beyond the scope stipulated in this agreement, violates investment restriction clauses, or engages in irregular investment operations, Party C shall bear all resulting losses. Party A has the right to unilaterally terminate this agreement and demand that Party C return all entrusted funds and any accrued income (if any).

5.2.2 丙方违反本协议第四条4.3款的声明与保证，导致甲方遭受损失的，丙方应赔偿全部损失。

5.2.2 If Party C violates the representations and warranties in Article 4.3 of this agreement, causing losses to Party A, Party C shall compensate for all such losses.

5.3 甲方违约责任：

5.3 Liability for Breach by Party A:

5.3.1 若甲方未按本协议约定配合丙方开展投资管理工作，或无故干涉丙方的正常投资操作，导致投资损失的，该损失由甲方自行承担；若因此给丙方造成损失，甲方应赔偿丙方的全部损失。

5.3.1 If Party A fails to cooperate with Party C in its investment management activities as stipulated in this agreement or unreasonably interferes with Party C's normal investment operations, resulting in investment losses, such losses shall be borne by Party A. If such actions cause losses to Party C, Party A shall compensate Party C for all resulting losses.

5.3.2 若甲方提供的委托资金存在权利瑕疵，或资金来源不合法，导致本协议无效、被撤销或丙方遭受损失的，甲方应赔偿丙方的全部损失，并承担相应的法律责任。

5.3.2 If the entrusted funds provided by Party A are subject to title defects, or the source of funds is illegal, resulting in the invalidity or revocation of this agreement, or causing losses to Party C, Party A shall compensate Party C for all such losses and bear corresponding legal liability.

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5.4 通用约定：

5.4 General Provisions:

5.4.1 任何一方违反本协议项下的任何约定，除应承担本条约定的违约金外，还应赔偿守约方因此遭受的全部损失，包括但不限于本金损失、利息损失、违约金、律师费、诉讼费、保全费、差旅费、评估费、审计费等全部合理费用。

5.4.1 If any party violates any provision of this agreement, in addition to bearing the liquidated damages stipulated herein, it shall also compensate the non-breaching party for all resulting losses, including but not limited to principal loss, interest loss, liquidated damages, legal fees, litigation fees, preservation fees, travel expenses, appraisal fees, audit fees, and all other reasonable expenses.

5.4.2 一方违约后，守约方有权要求违约方在指定期限内纠正违约行为；违约方未在指定期限内纠正的，守约方有权单方解除本协议，并要求违约方承担全部违约责任。

5.4.2 Upon a party's breach, the non-breaching party has the right to demand that the breaching party rectify the breach within a specified period. If the breaching party fails to rectify within the specified period, the non-breaching party has the right to unilaterally terminate this agreement and demand that the breaching party bear full liability for the breach.

5.4.3 本协议约定的违约金不足以弥补守约方损失的，违约方应就不足部分另行赔偿。

5.4.3 If the liquidated damages stipulated in this agreement are insufficient to compensate for the losses of the non-breaching party, the breaching party shall compensate for the shortfall.

第六条 风险揭示与免责条款

Article 6: Risk Disclosure and Disclaimer

6.1 风险揭示：甲方充分知晓，委托投资具有高风险性，投资收益具有不确定性，可能面临以下风险：

6.1 Risk Disclosure: Party A fully acknowledges that entrusted investments involve high risks and that investment returns are uncertain. Party A may face the following risks:

（1）市场风险：因金融市场波动、行业政策调整等因素导致投资标的价格下跌，造成本金亏损；

(1) Market Risk: Loss of principal due to fluctuations in financial markets, adjustments in industry policies, or other factors leading to a decline in the price of investment targets.

（2）信用风险：投资标的主体违约，导致无法获得预期收益或本金损失；

(2) Credit Risk: Default by the subject of the investment target, resulting in failure to obtain expected returns or loss of principal.

（3）操作风险：因丙方操作失误、管理不善等原因导致投资损失；

(3) Operational Risk: Investment losses due to operational errors by Party C, poor management, or other reasons.

（4）政策风险：因国家法律法规、监管政策调整，导致投资无法正常进行或遭受损失；

(4) Policy Risk: Adjustments in national laws, regulations, or regulatory policies preventing the normal conduct of the investment or resulting in losses.

（5）其他不可抗力风险：因地震、洪水、战争等不可抗力因素，导致投资损失。

(5) Other Force Majeure Risks: Investment losses caused by force majeure events such as earthquakes, floods, wars, etc.

甲方自愿承担上述全部风险，丙方不承担任何因上述风险导致的损失（因丙方故意或重大过失导致的损失除外）。

Party A voluntarily assumes all the above risks. Party C shall not bear liability for losses arising from such risks (except for losses caused by Party C's intentional acts or gross negligence).

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6.2 免责条款：

6.2 Disclaimer:

6.2.1 因不可抗力（包括但不限于地震、洪水、台风、战争、政策调整、金融市场系统性风险等）导致本协议无法履行或延迟履行，各方不承担违约责任，但应及时通知对方，并在不可抗力发生后15个工作日内提供相关证明文件，协商后续事宜。

6.2.1 Neither party shall be liable for breach of contract if this agreement cannot be performed or performance is delayed due to force majeure (including but not limited to earthquakes, floods, typhoons, war, policy adjustments, systemic risks in financial markets, etc.), provided that the affected party promptly notifies the other parties and provides relevant supporting documents within fifteen 15 business days after the occurrence of the force majeure event, and the parties negotiate subsequent arrangements.

6.2.2 因甲方自身原因（包括但不限于决策失误、未及时配合丙方工作等）导致的投资损失，由甲方自行承担，丙方不承担任何责任。

6.2.2 Investment losses resulting from Party A's own reasons (including but not limited to poor decision-making, failure to timely cooperate with Party C's work, etc.) shall be borne by Party A, and Party C shall not bear any responsibility.

6.2.3 丙方在履行本协议过程中，因遵循甲方书面指示、按照本协议约定及相关法律法规开展投资操作，导致的投资损失，由甲方自行承担，丙方不承担责任。

6.2.3 Investment losses incurred by Party C while performing this agreement due to following Party A's written instructions or conducting investment operations in accordance with this agreement and relevant laws and regulations shall be borne by Party A, and Party C shall not be held liable.

6.2.4 因第三方违约、欺诈等行为导致的投资损失，由甲方自行向第三方追偿，丙方应提供必要的协助，但不承担赔偿责任。

6.2.4 Investment losses arising from default, fraud, or other actions by third parties shall be pursued by Party A against such third parties. Party C shall provide necessary assistance but shall not bear compensation liability.

第七条 争议解决

Article 7: Dispute Resolution

7.1 本协议的订立、履行、解释及争议解决，均适用中华人民共和国法律（不包括冲突法规则）。

7.1 The formation, performance, interpretation, and dispute resolution of this agreement shall be governed by the laws of the People's Republic of China (excluding conflict of law rules).

7.2 因本协议引起的或与本协议有关的任何争议、纠纷，三方应首先通过友好协商的方式解决；协商不成的，任何一方均有权向甲方人民法院提起诉讼。

7.2 Any dispute or controversy arising from or in connection with this agreement shall first be resolved through friendly consultation among the three parties. If consultation fails, any party has the right to submit the dispute to the people's court in Party A's locality for litigation.

7.3 争议解决期间，除争议事项外，各方应继续履行本协议项下的其他义务。

7.3 During the dispute resolution period, except for the matters in dispute, the parties shall continue to perform their other obligations under this agreement.

第八条 其他

Article 8: Miscellaneous

8.1 本协议自三方法定代表人或授权代表签字并加盖公章之日起生效。

8.1 This agreement shall become effective upon being signed by the legal representatives or authorized representatives of the three parties and affixed with their official seals.

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8.2 本协议一式三份，甲、乙、丙三方各执一份，具有同等法律效力，每份协议具有同等约束力。

8.2 This agreement is executed in 3 copies, with each party holding one 1 copy. All copies shall have the same legal effect, and each copy shall be equally binding.

8.3 本协议未尽事宜，可由三方另行协商签订补充协议，补充协议与本协议具有同等法律效力；补充协议与本协议不一致的，以补充协议为准。

8.3 Matters not covered in this agreement may be addressed through separate supplementary agreements negotiated by the three parties. Supplementary agreements shall have the same legal effect as this agreement. In the event of any inconsistency between a supplementary agreement and this agreement, the supplementary agreement shall prevail.

8.4 本协议终止后，各方应按照诚实信用原则，履行后续的清算、资料交接、保密等义务，该等义务不因本协议终止而失效。

8.4 Upon termination of this agreement, the parties shall continue to perform their obligations of liquidation, document handover, confidentiality, etc., in accordance with the principle of good faith. Such obligations shall not cease upon the termination of this agreement.

（以下无正文）

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甲方（盖章）：山东祥丰重工有限公司

Party A (Seal): Shandong Xiangfeng Heavy Industry Co., Ltd.

法定代表人/授权代表（签字）：____________

Legal Representative/Authorized Representative (Signature): /seal/  Shandong Xiangfeng Heavy Industry Co., Ltd.___________________

签署日期：_______年___月___日

Date of Signing: ___________ Day of ___________ Month, ___________ Year

乙方（盖章）：济南朗驰重工有限公司

Party B (Seal): Jinan Langchi Heavy Industry Co., Ltd.

法定代表人/授权代表（签字）：____________

Legal Representative/Authorized Representative (Signature): /seal/ Jinan Langchi Heavy Industry Co., Ltd.

___________________

签署日期：_______年___月___日

Date of Signing: ___________ Day of ___________ Month, ___________ Year

丙方（盖章）：上海卓梵实业有限公司

Party C (Seal): Shanghai Zhuofan Industrial Co., Ltd.

法定代表人/授权代表（签字）：____________

Legal Representative/Authorized Representative (Signature): /seal/ Shanghai Zhuofan Industrial Co., Ltd.___________________

签署日期：_______年___月___日

Date of Signing: _____31______ Day of ____12_______ Month, ___2025________ Year

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